 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2012

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 CAREPAYMENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Oregon	001-16781	91-1758621
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5300 Meadows Rd., Suite 400, Lake Oswego, Oregon	97035
(Address of principal executive offices)	(Zip Code)

(503) 419-3505

(Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

CarePayment Technologies, Inc., an Oregon corporation (the "Company"), and Aequitas Commercial Finance, LLC, an Oregon limited liability company ("ACF"), are parties to a Business Loan Agreement and Promissory Note, each dated effective September 29, 2011, and each as amended by Amendment No. 1 to Promissory Note and Business Loan Agreement, dated December 29, 2011, Amendment No. 2 to Promissory Note and Business Loan Agreement, dated March 5, 2012, and Amendment No. 3 to Promissory Note and Business Loan Agreement, dated April 30, 2012 (collectively, the "Loan Documents"), pursuant to which ACF has agreed to make loans from time to time to the Company. ACF is a wholly-owned subsidiary of Aequitas Holdings, LLC, an Oregon limited liability company ("Holdings"). As of the date of this Current Report on Form 8-K, Holdings and its affiliates beneficially own approximately 96% of the Company's Class A Common Stock, no par value per share, and control approximately 97% of the Company's voting rights on a fully-diluted basis. The Company's directors, Brian A. Oliver, Andrew N. MacRitchie, William C. McCormick and Craig J. Froude, are affiliates of ACF and Holdings.

On December 20, 2012, the Company and ACF entered into Amendment No. 4 to Promissory Note and Business Loan Agreement ("Amendment No. 4") pursuant to which (1) the aggregate principal amount that the Company may borrow under the Loan Documents was increased from $6,000,000 to $8,000,000, and (2) the interest rate on the outstanding principal balance due under the Loan Documents will decrease from 12.5% per annum to 11.5% per annum beginning on January 1, 2013. As of the date of this Current Report on Form 8-K, the outstanding principal balance owing under the Loan Documents is $5,931,000.00. Accrued interest on the unpaid principal balance owing under the Loan Documents is paid monthly.

The Company's obligations under the Loan Documents continue to be secured pursuant to the Security Agreement, dated effective September 29, 2011, between the Company and ACF (the "Security Agreement").

The foregoing description of Amendment No. 4 is qualified in its entirety by reference to Amendment No. 4 filed herewith as Exhibit 10.1 and incorporated herein by reference. For a description of the material terms of the Loan Documents and the Security Agreement, refer to the Company's Current Reports on Form 8-K filed October 6, 2011, January 5, 2012, March 9, 2012 and April 13, 2012.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit. The following documents are filed as exhibits to this Form 8-K.

10.1	Amendment No. 4 to Promissory Note and Business Loan Agreement, dated December 20, 2012, between CarePayment Technologies, Inc. and Aequitas Commercial Finance, LLC

 SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CarePayment Technologies, Inc.
(Registrant)

Date: December 27, 2012	/s/ Patricia J. Brown
Patricia J. Brown
Chief Financial Officer